Exhibit 4.5

SPECIMEN THIS CERTIFIES THATIS THE OWNER OF SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP ANDTRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION transferable on the books of the Company in person or by attorney upon surrender of this certiﬁcate duly endorsed or assigned. This Certiﬁcate and the shares represented hereby are subject to the laws of the Cayman Islands and to the Memorandum and Articles of Association of the Company, as now or as hereafter amended. This Certiﬁcate is not valid until countersigned by the Transfer Agent. DIRECTOR INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS CLASS A ORDINARY SHARES FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES, $0.000005 VALUE PER SHARE, OF ECARX Holdings Inc. CUSIP G29201 10 3

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM -as tenants in common TEN ENT -as tenants by the entireties JT TEN - as joint tenants with right ofsurvivorship and not as tenantsin commonUNIF GIFT MIN ACT------Custodian-----(Cust) (Minor) under Uniform Gifts to Minors Act _______ _ TTEE -trustee under Agreement dated ______(State) Additional abbreviations may also be used though not in the above list. For value received, ______ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE. _______________________________ Class A.Ordinary Shares represented by this certificate and do hereby irrevocably constitute and appoint attorney, to transfer the said share on the books of the within-named Company with full power of substitution in the premises. DATED _________ SIGNATURE GUARANTEED: NOTICE:The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.